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(HONIGMAN LOGO)
HONIGMAN MILLER SCHWARTZ AND COHN LLP                               313-465-7000
ATTORNEYS AND COUNSELORS                                       FAX: 313-465-8000

                                  July 20, 2006

Rockwell Medical Technologies, Inc.
30142 Wixom Rd.
Wixom, MI 48393

Ladies and Gentlemen:

     We have represented Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 250,000 of the Company's Common Shares (the "Common Shares") eligible to be issued pursuant to options granted under the Rockwell Medical Technologies, Inc. 1997 Stock Option Plan (the "Plan") following the amendment of the Plan at the Company's 2006 annual shareholders meeting (the "Plan Amendment").

     Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the Common Shares to be offered by the Company under the Plan Amendment pursuant to the Registration Statement (1) have been duly authorized and, (2) when issued and sold by the Company in accordance with the Plan Amendment and the stock options granted thereunder, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        HONIGMAN MILLER SCHWARTZ AND COHN LLP

         2290 FIRST NATIONAL BUILDING - 660 WOODWARD AVENUE - DETROIT,
                              MICHIGAN 48226-3506

                       Detroit - Lansing - Oakland County


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